UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 29, 2006

SPANSION INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51666	20-3898239
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

915 DeGuigne Drive

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 962-2500

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 29, 2006, Spansion LLC (“Spansion LLC”), an indirect wholly owned subsidiary of Spansion Inc. (the “Company”), entered into four equipment schedules, each dated as of September 28, 2006, by and between Spansion LLC and Banc of America Leasing & Capital, LLC (“BALC”), which provided for sale and lease-back financing transactions for certain semiconductor manufacturing equipment in the aggregate amount of approximately $31 million.

Pursuant to the terms of the leasing facility, Spansion LLC will sell equipment to lessors and simultaneously lease the same equipment back from such lessors. The lease rental fees under the leasing facility are paid in consecutive monthly installments over the term of each sale and lease-back financing transaction. Also, pursuant to the terms of the leasing facility, Spansion LLC can extend individual leases or purchase the lessors’ respective rights, title and interest in the equipment if the lessor and Spansion LLC agree upon the extension or purchase terms not later than 120 days prior to the expiration of the lease term.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPANSION INC.
(Registrant)

Date: October 5, 2006	By:	/s/ Dario Sacomani
	Name:	Dario Sacomani
	Title:	Executive Vice President and Chief Financial Officer

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